SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):               February 28, 2005

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                                                                                   000-20685                                                                        88-0344658
(State or other jurisdiction                                                         (Commission                                                                (I.R.S. Employer
of incorporation)                                                                           File Number)                                                              Identification No.)

675 Grier Drive, Las Vegas, Nevada                                                                                                                  89119
(Address of principal executive offices)                                                                                                        (Zip Code)

Registrant’s telephone number, including area code:      (702) 735-0101

Section 1 - Registrant’s Business and Operations

Item 1.03 Bankruptcy or Receivership.

On February 28, 2005, the United States Bankruptcy Court for the District of Nevada confirmed the Restated Amended Joint Plan of Reorganization (the “Plan”) of American Wagering, Inc. and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc.

Pursuant to the terms and conditions of the Plan, all creditors, with the exception of Las Vegas Gaming, Inc. (“LVGI”) and Michael Racusin dba M. Racusin & Co. (“Racusin”), will be paid 100% of their approved claim plus interest at the Federal Judgment Rate immediately following the Effective Date; LVGI and Racusin will be paid pursuant to the settlement agreements executed by the parties. In addition, all preferred and common shareholders will retain their shares of stock and the common stock shall continue to trade on the OTC Bulletin Board.

The Registrant along with its subsidiary expects to emerge from bankruptcy on or about March 11, 2005.

Section 9 - Financial Statements and Exhibits

Exhibit Number                Description

                          99.1                   Press release regarding confirmation of the Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2005.

                                                                                                  AMERICAN WAGERING, INC.

                                                                                                   By:/s/ Timothy F. Lockinger
                                                                                                         Name:     Timothy F. Lockinger
                                                                                                         Title:       Chief Financial Officer
                                                                                                                         Principal Accounting Officer